As filed with the Securities and Exchange Commission on March 16, 2015

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Quantum Fuel Systems Technologies Worldwide, Inc.
(Exact name of registrant as specified in its charter)

Delaware	33-0933072
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

25242 Arctic Ocean Drive Lake Forest, CA	92630
(Address of Principal Executive Offices)	(Zip Code)
QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.
2011 STOCK INCENTIVE PLAN
(Full title of the plan)
W. Brian Olson, Chief Executive Officer
Quantum Fuel Systems Technologies Worldwide, Inc.
25242 Arctic Ocean Drive
Lake Forest, CA 92630
(949) 399-4500
(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company”in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☑

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

The Commission is requested to mail signed copies of all orders, notices and communications to:
Thomas M. Rose, Esq.
Troutman Sanders LLP
401 9th Street, NW, Suite 1000
Washington, DC 20004
Telephone: (757) 687-7715
Facsimile: (757) 687-1529

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(2)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.02 par value per share (1)	125,000 shares(3)	$2.865(4)	358,125(4)	$41.62

(1)
Shares of common stock, $0.02 par value per share (“Common Stock”), offered by Quantum Fuel Systems Technologies Worldwide, Inc., a Delaware corporation (the “Company”), pursuant to the Company’s 2011 Stock Incentive Plan (the “Plan”).

(2)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of additional shares that may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions as provided in the Plan.

(3)	Represents the increase to the number of shares available for issuance under the Plan effective January 1, 2015 pursuant to the Plan’s evergreen provision.

(4)
Pursuant to Rule 457(c) and (h) under the Securities Act, the proposed maximum offering price and proposed maximum aggregate offering price are estimated solely for the purpose of calculating the registration fee and were determined based on the average of the high and low sales prices of the Company’s Common Stock on March 10, 2015 as reported by The NASDAQ Capital Market.

EXPLANATORY NOTE
REGISTRATION OF ADDITONAL SHARES PURSUANT TO GENERAL INSTRUCTION E
Pursuant to General Instruction E to Form S-8 under the Securities Act, this Registration Statement is filed by the Company for the purpose of registering 125,000 additional shares of Common Stock which have been reserved for issuance under the Plan. Pursuant to the terms of the Plan, commencing on January 1, 2013, the number of shares of Common Stock available for issuance under the Plan is subject to an automatic annual increase on the first day of each of the Company’s fiscal years equal to the lesser of: (x) 125,000 shares, (y) three percent (3%) of the number of the Company's shares outstanding as of such first day of each fiscal year, or (z) a lesser number of shares determined by the Administrator (as defined in the Plan). Effective January 1, 2015, the Administrator approved an increase of 125,000 shares. This Registration Statement registers the 125,000 additional shares of Common Stock that became available for issuance under the Plan.

775,000 shares of Common Stock were originally reserved for issuance under the Plan and registered on a Registration Statement on Form S-8 (Registration No. 333-182013) filed with the United States Securities and Exchange Commission (the “Commission”) on June 8, 2012. An additional 125,000 shares were subsequently reserved for issuance under the Plan and registered on a Registration Statement on Form S-8 filed with the Commission on June 7, 2013 (Registration No. 333-189189). An additional 125,000 shares of Common Stock were subsequently reserved for issuance under the Plan and registered on a Registration Statement on Form S-8 filed with the Commission on March 14, 2014 (Registration No. 333-194593). Following registration of the 125,000 shares of Common Stock covered under this Registration Statement, a total of 1,150,000 shares of Common Stock reserved for issuance under the Plan have now been registered. The number of shares reserved for issuance under the Plan and registered on a Registration Statement on Form S-8 set forth above reflect the 1-for-4 reverse stock split implemented by the Company on July 30, 2013.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation by Reference
The following documents, which the Company has filed with the Commission, are incorporated herein by reference:

a)	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the Commission on March 16, 2015;

b)	The Company’s Current Reports on Form 8-K filed with the Commission on February 12, 2015, February 10, 2015, February 9, 2015 and January 30, 2015;

c)
The description of the Company’s common stock contained on Form 10-12G/A filed with the Commission on July 11, 2002, including any amendment or report filed for the purpose of updating that description.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.
See the accompanying Exhibit Index for a list of Exhibits to this Registration Statement, which is incorporated by reference herein.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Forest, State of California, on March 16, 2015.

Quantum Fuel Systems Technologies Worldwide, Inc.
(Registrant)

By: /s/ W. Brian Olson
W. Brian Olson President and Chief Executive Officer

POWERS OF ATTORNEY
AND
SIGNATURES
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints W. Brian Olson and Bradley J. Timon, and each of them, with full power to act without the other and full power of substitution, as his attorneys-in-fact and agents for him and in his name and on his behalf as a director and/or officer of Quantum Fuel Systems Technologies Worldwide, Inc. to prepare and sign any and all amendments, including post-effective amendments, or supplements to this Registration Statement on Form S-8, including any amendment to this Registration Statement for the purpose of registering additional shares in accordance with General Instruction E to Form S-8, and other documents (including any necessary amendments thereof) which such attorneys-in-fact, or either of them, may deem appropriate or necessary and to cause the same to be filed with the Commission.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/W. Brian Olson W. Brian Olson	President, Chief Executive Officer and Director (Principal Executive Officer)	March 16, 2015
/s/ Bradley J. Timon Bradley J. Timon	Chief Financial Officer and Treasurer (Principal Financial Officer)	March 16, 2015
/s/ Chandru Sharoff Chandru Sharoff	Corporate Controller	March 16, 2015
/s/ Jonathan Lundy Jonathan Lundy	Director and Chairman of the Board	March 16, 2015
/s/ G. Scott Samuelsen G. Scott Samuelsen	Director	March 16, 2015
/s/ Carl E. Sheffer Carl E. Sheffer	Director	March 16, 2015
/s/ Paul E. Grutzner Paul E. Grutzner	Director	March 16, 2015
/s/ Timothy A. McGaw Timothy A. McGaw	Director	March 16, 2015

EXHIBIT INDEX

Exhibit No.	Description

4.1	Quantum Fuel Systems Technologies Worldwide, Inc. 2011 Stock Incentive Plan (incorporated by reference to Appendix A to the Company’s Proxy Statement filed on September 16, 2011).
5.1*	Opinion of Kenneth R. Lombardo, General Counsel.
23.1*	Consent of Kenneth R. Lombardo (contained in Exhibit 5.1 hereto).
23.2*	Consent of Haskell & White LLP.
24.1	Powers of Attorney (included on the signature page of this Registration Statement).

*	Filed herewith